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                                                                     Exhibit 4.1

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                          EQCC RECEIVABLES CORPORATION,

                       EQUICREDIT CORPORATION OF AMERICA,

                   BANK OF AMERICA, N.A. (as Advancing Party),

                             FAIRBANKS CAPITAL CORP.

                                       AND

                        THE BANK OF NEW YORK (as Trustee)

                                   ----------


                               AMENDMENT NO. 1 TO

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2002

                                   ----------



                               EQCC TRUST 2001-1F,

                 EQCC ASSET BACKED CERTIFICATES, SERIES 2001-1F

                   ==========================================

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         AMENDMENT NO. 1 (this "Amendment"), dated as of June 1, 2002, to the
Pooling and Servicing Agreement, dated as of December 1, 2001 (as amended, the "Pooling and Servicing Agreement"), by and among EQCC RECEIVABLES CORPORATION (the "Depositor"), EQUICREDIT CORPORATION OF AMERICA, (the "Transferor"), BANK OF AMERICA, N.A., as Advancing Party (the "Advancing Party"), FAIRBANKS CAPITAL CORP. (the "Servicer"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         Section 13.02(b) of the Pooling and Servicing Agreement provides, inter alia, that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Transferor, the Servicer, and the Trustee, with the consent of the Certificate Insurer and the NIMS Insurer (if any), and the Majority in Aggregate Voting Interest and the Holders of the majority of the Percentage Interest in the Class R-I, Class R-II and Class R-III Certificates for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement.

         All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. All Article, Section or Subsection references herein shall mean Articles, Sections or Subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

SECTION 1.   Amendments.
             -----------

(a) Section 3.02, Assignment of Transfer Agreement; Representations and Warranties as to the Individual Mortgage Loans and the Mortgage Pool, is hereby amended by inserting the following:

             (ccc) Credit Insurance. No proceeds from any Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2 or Mortgage Loan Group 3 were used to finance single-premium credit insurance policies.

             (ddd) Prepayment Penalties. No Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2 or Mortgage Loan Group 3 will impose a prepayment premium for a term in excess of five years.

(b) Section 3.02(bbb), Transfer Agreement, is hereby deleted in its entirety and replaced with the following:

             (bbb) Transfer Agreement. The representations and warranties with respect to the Mortgage Loans and Mortgage Pool set forth in
             Section 3.02, other than this Section 3.02(bbb), have been made to the Depositor by the Transferor pursuant to Section 3.02 of the Transfer Agreement with respect to the Mortgage Loans and the Mortgage Pool, and each of the Trustee and the Certificate Insurer and the NIMS Insurer is entitled to rely thereon.

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(c)      In Section 3.03, Purchase and Substitution, the last sentence of the first paragraph is hereby deleted in its entirety and replaced with the following:

             Notwithstanding the foregoing, the breach of the representation and warranty in each of Section 3.02(uu), Section 3.02(ccc) and Section 3.02(ddd) shall constitute a Material Breach, and the related Mortgage Loan must be repurchased or substituted by no later than the third Business Day following the 60th day after the Transferor's receipt of actual knowledge that such Mortgage Loan is subject to HOEPA or that such representation was breached.

(d) Section 5.01, Duties of the Servicer; Substitution Arrangements, is hereby amended by inserting the following:

                  (i) Credit Reporting. The Servicer, with respect to each Mortgage Loan, will accurately and fully report the Mortgagor's credit files to each of Equifax Information Services, Experian and TransUnion LLC in a timely manner.

(e) Section 13.02, Amendment, is hereby amended by inserting "the Advancing Party," after "the Transferor," wherever that term appears.

SECTION 2.   Acknowledgement; Consent and Ratification by Certificate Insurer.
             -----------------------------------------------------------------

         The Certificate Insurer, in satisfaction of the requirements under
Section 13.02(a) of the Pooling and Servicing Agreement, hereby consents to the modifications contemplated in this Amendment. The Certificate Insurer affirms and restates as of the date hereof that its obligations pursuant to the Certificate Insurance Policies are unaffected by this Amendment and shall remain in full force and effect.

SECTION 3.   Pooling and Servicing Agreement Ratification.
             ---------------------------------------------

         Except as modified hereby, the provisions of the Pooling and Servicing Agreement are ratified and confirmed and remain in full force and effect, and nothing herein shall be construed as a substitution or novation of the obligations outstanding thereunder. Whenever the term "Pooling and Servicing Agreement" is used in any of the Basic Documents, it shall mean and refer to the Pooling and Servicing Agreement as modified pursuant to this Amendment.

SECTION 4.   Ratification by Guarantor.
             --------------------------

         Bank of America, N.A., as the guarantor under a Guaranty, dated as of December 14, 2001, pursuant to which it guarantees the performance by the Transferor of certain of the Transferor's obligations under the Pooling and Servicing Agreement (the "Guaranty"), hereby approves, ratifies, confirms and acknowledges this Amendment, and affirms and restates as of the date hereof that its obligations pursuant to the Guaranty are unaffected by this Amendment and shall remain in full force and effect.


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SECTION 5.   Conditions Precedent.
             ---------------------

         The amendments contained in this Amendment shall not take effect until the all of the Certificateholders have executed a written consent to this Amendment.

SECTION 6.   Counterparts.
             -------------

         This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 7.    Governing Law.
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         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISION OF SUCH LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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         IN WITNESS WHEREOF, the Depositor, the Transferor, the Advancing Party,
the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                            EQCC RECEIVABLES CORPORATION, as Depositor

                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------


                            EQUICREDIT CORPORATION OF AMERICA, as Transferor

                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------


                            BANK OF AMERICA, N.A., as Advancing Party

                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------



                            FAIRBANKS CAPITAL CORP., as Servicer

                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------



                            THE BANK OF NEW YORK, as Trustee

                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------



                            [1 of 2 Signature Pages]


              [AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT]

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For the purpose of Section 2 only,

AMBAC ASSURANCE CORPORATION,
as Certificate Insurer.


By:
     ------------------------------------------------
Name:
     ------------------------------------------------
Title:
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For the purpose of Section 4 only,

BANK OF AMERICA, N.A.,
as Guarantor.


By:
     ------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------









                            [2 of 2 Signature Pages]













              [AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT]